Exhibit 10.1

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of November 17, 2016, and is made by and between Refuge Biotechnologies, Inc., a Delaware corporation (“Sublessor”), and BioPharmX, Inc., a Nevada corporation (“Sublessee”).  Sublessor and Sublessee hereby agree as follows:

1. Recitals: This Sublease is made with reference to the fact that Menlo PREHC I. LLC, Menlo PREPI I, LLC and TPI Investors 9, LLC, as landlord (collectively, “Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of October 18, 2017 (the “Master Lease”), with respect to premises consisting of approximately 17,195 rentable square feet of space, located at 1505 Adams Drive, Menlo Park, California (the “Premises”).  A copy of the Master Lease is attached hereto as Exhibit A.

2. Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises consisting of approximately 12,066 rentable square feet of space within “Suite C” as described on Exhibit B attached hereto (hereinafter, the “Subleased Premises”). Except to the extent that the square footage of the Premises is adjusted under the Master Lease, the square footage of the Subleased Premises shall be as set forth in this paragraph, notwithstanding any remeasurement.  In connection with its use of the Subleased Premises, Sublessee shall also have the non-exclusive right to use, subject to Sublessor’s reasonable rules and regulations, the shipping and receiving area, lobby, second floor conference room, IT room, and hall bathrooms within “Suites C & D” shown on Exhibit B (the "Shared Areas"). Sublessor shall have the right to enter the Subleased Premises to access the IT closet as shown on Exhibit B. Notwithstanding the foregoing, Sublessee shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering, portions of the Premises other than the Subleased Premises and Shared Areas. The parties hereto acknowledge that the Subleased Premises are not separately demised, and each party shall use commercially reasonable efforts to prevent its agents, employees or contractors from discovering or otherwise coming into contact with confidential information of the other party. If, despite such efforts, any such confidential information is discovered by a party, such party shall promptly inform the other party of such discovery, and shall hold, and use reasonable efforts to cause its employees, agents, contractors, invitees and licensees to hold, such information confidential.

3.	Term: The term (the “Term”) of this Sublease shall be for the period commencing on

December 15, 2016 (the “Commencement Date”) and ending on December 14, 2017 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.  Sublessee shall have early access to the Subleased Premises commencing on November 23, 2016 for moving, cabling, etc., but not for the purpose of conducting business therein, subject to all other provisions of this Sublease, except such occupancy shall be free of the obligations to pay Base Rent, Operating Expenses, Park Expenses and Taxes; provided (i) Master Lessor’s consent to this Sublease has been received, (ii) Sublessee has delivered to Sublessor the Security Deposit and first month’s Base Rent as required under Paragraph 4 and (iii) Sublessee has delivered to Sublessor evidence of all insurance required under this Sublease.

4.	Rent:

A. Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the amount of Fifty-One Thousand Two Hundred Eighty Dollars and 50/100 ($51,280.50) per month (“Base Rent”). Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at the address set forth below Sublessor’s signature below or such other address as may be designated in writing by Sublessor. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on the actual number of days in the month.

B. Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Subleased Premises, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Operating Expenses”, “Park Expenses” and “Taxes” (as defined in Section 5 of the Master Lease), shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein. In addition, Sublessee shall pay for all services provided or obligations performed by Sublessor with respect to the Subleased Premises; provided same are required under the Master Lease or this Sublease or are approved in advance by Sublessee.  All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease as to the Subleased Premises or the Subleased Premises (other than Sublessor’s legal costs for the review and negotiation of this Sublease), such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Paragraph 4.A. hereof.

C. Payment of First Month’s Rent.  Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Fifty-One Thousand Two Hundred Eighty Dollars and 50/100 ($51,280.50), which shall constitute Base Rent for the first month of the Term.

5. Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of One Hundred Fifty-Three Thousand Eight Hundred Forty-One Dollars and 50/100 ($153,841.50) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. Notwithstanding the foregoing, if Sublessee is not in and has not been in default under this Sublease after any applicable notice and cure periods and, in Sublessor’s reasonable determination following the successful close of a large round of financing, Sublessee is holding unencumbered liquid assets in an amount equal to one (1) year of Sublessee’s expenses of operations under Sublessee’s then current “burn- rate”, then the Security Deposit shall be reduced to Seventy-Five Thousand Dollars ($75,000). The Security Deposit shall be held and applied in accordance with the terms of Section 7 of the Master Lease, as incorporated herein.

6. Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in “broom clean” condition. The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as set forth in this paragraph. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law.  Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Upon written request by Sublessee, Sublessor shall use its good faith efforts (without requiring Sublessor to expend more than a nominal sum) to cause the Master Lessor to maintain the building and Subleased Premises in the condition required by the Master Lease.

7. Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor, such consent not to be unreasonably withheld, conditioned or delayed, and Master Lessor. Sublessee acknowledges that the

Master Lease contains a “recapture” right in Section 17(b), and that Sublessor may recapture the Sublease Premises in its sole discretion. Any Transfer shall be subject to the terms of Section 17 of the Master Lease, as incorporated herein.

8. Use: Sublessee may use the Subleased Premises only for the uses identified in Section 8 of the Master Lease, as incorporated herein. Sublessee shall not use, store, transport or dispose of any Hazardous Material (as defined in the Master Lease) in or about the Subleased Premises except as provided in Section 9 of the Master Lease, as incorporated herein. Sublessee shall submit for approval by Sublessor and Master Lessor a Hazardous Materials inventory to serve as Exhibit E of the Master Lease, as incorporated herein. Sublessee shall comply with all rules and regulations promulgated from time to time by Master Lessor or reasonably promulgated by Sublessor.

9. Effect of Conveyance:  As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, provided that such transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

10. Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the date set forth in Paragraph 3 hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee. Notwithstanding the foregoing, if the Subleased Premises are not delivered to Sublessee by January 1, 2017 for any reason, Sublessee shall have the right to terminate this Sublease by delivering written notice to Sublessor prior to such delivery.  By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto.

11. Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor.

12. Insurance: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required of “Lessee” under Section 11 of the Master Lease, as incorporated herein. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 11(f) of the Master Lease, as incorporated herein, shall be binding on the parties.

13. Default; Remedies: Sublessee shall be in material default of its obligations under this Sublease if Sublessee commits any act or omission which constitutes an event of default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease. In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 22 of the Master Lease and by applicable law.  Sublessor may resort to its remedies cumulatively or in the alternative.

14. Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease, as incorporated herein.  If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate, as defined in the Master Lease.

15. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Newmark Cornish & Carey, representing Sublessor and Sublessee, in connection with this transaction. There are no broker fees due on this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.

16. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid).  Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

17. Signage; Miscellaneous: Sublessee may not install any signs without Sublessor’s and Master Lessor’s prior written consent, provided that, subject to Master Lessor’s and Sublessor’s consent and so long as the same does not reduce Sublessor’s signage, Sublessee shall have the right to door signage and lobby signage.  Sublessee shall be required to remove such signage on or before the termination of this Sublease and restore any damage caused thereby. Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938.

18.	Other Sublease Terms:

A. Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” and “Term” shall be deemed a reference to “Sublease” and the Term hereof, respectively; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Lessor” and “Lessee” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the “Lessor” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Lessor” reserves or is  granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Lessee” is to indemnify, release or waive claims against “Lessor”, such indemnity, release or waiver shall be Lessee” is to execute and deliver certain documents or notices to

“Lessor”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor; (xii) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease; (xiii) all “profit” under subleases and assignments shall be paid to Sublessor; (xiv) “Lessee’s Pro Rata Share” shall mean 70.17% of the Premises, 39.9% of the Building and 2.25% of the Menlo Business Park; (xv) Sublessor’s obligations under Section 5(e) are limited to forwarding statements and refunds provided by Master Lessor, and Sublessee shall have no right to dispute or audit such statements; (xvi) references to “Monthly Base Rent” and “Additional Rent” shall mean the “Base Rent” and “Additional Rent” under this Sublease; and (xvii) references in Section 28 to 52 and 25 parking spaces shall be to 37 and 18 parking spaces, respectively.

Notwithstanding the foregoing, (a) the following provisions of the Master Lease shall not be incorporated herein: introductory paragraph, Sections 1(a) and (b), 2-4, 5(e) (the remainder of the fourth sentence after the semicolon), 6(a) (the first sentence), 7(a) (the first four sentences), 7(b), 7(c) (the third sentence), 7(d), 8 (the word “warehouse” in the second line), 9(g), 14(d) (the first sentence), 17(b)(3) (before the word “Lessor”), 17(f) and (g), 24, 26 and 27, and Exhibits C and C-1, (b) references in Section 20(b) to the Premises and the term shall mean the Premises and the Master Lease term, and (c) Exhibit E shall be deleted and replaced with the inventory submitted by Sublessee and approved by Sublessor and Master Lessor.  In addition, notwithstanding subpart (iii) above, (A) references in the following provisions to “Lessor” shall mean Master Lessor only: Recital A and Sections 5(a) (the third sentence), 5(b), 5(c)(2), 5(d), 11(e) (the first two sentences), 14(a)-(c), 14(e) (the second to last sentence), 14(j) (the sixth sentence), 15(a), 15(c) (the third sentence), 17(b)(4), 20 and 21(b); and (B) references in the following provisions to “Lessor” shall mean Master Lessor and Sublessor:  Sections 11(a)-(c) and Section 11(e) (the last sentence).

B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Lessee” to be performed under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

19. Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor. If Sublessor fails to obtain Master Lessor’s consent within twenty (20) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date Sublessor delivers the Subleased Premises to Sublessee, and Sublessor shall return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.

20. Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 17(b), 20 and 21. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to

Master Lessor or Sublessor.

21. Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the office furnishings within the Subleased Premises which are identified on Exhibit C attached hereto (the “Furniture”) at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein, and pay all taxes with respect to the Furniture. Sublessee shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises.

 IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:SUBLESSEE:

REFUGE BIOTECHNOLOGIES, INC., BIOPHARMX, INC.,

a Delaware corporation a Delaware corporation

By: /s/ Bing C. Wang_____________By: /s/ Greg Kitchener____________

Name: Bing C. Wang_____________Name: Greg Kitchener_____________

Its: Chief Executive Officer________Its: Chief Financial Officer_________

Address: Address:

Prior to the Commencement Date 1098 Hamilton Court_____________

of the Master Lease:_Menlo Park, CA  94025__________

10291 Imperial Avenue

Cupertino, CA 95014

Attn:  Chief Executive Officer

After the Commencement Date

of the Master Lease:

The Premises

Attn:  Chief Executive Officer

EXHIBIT A

MASTER LEASE

EXHIBIT B

SUBLEASED PREMISES

SUITE "D"
SUITE "C"
SUITE "B-2"
SUITE "B-1"
SUITE "A"
SUITE "D"
CONF.
LAB
LOBBY
LAB
LOBBY
OPEN OFFICE
LAB
OPEN OFFICE
STG.
SHOWER
LAB
W
CONF.
W
M
LAB
W
M
LAB
W
M
LAB
LAB
SHOWER
LAB
CONF.
LAB
JAN.
LAB
LAB
VESTIBULE
LAB
STG.
FG/ORDER SET-UP
SHIPPING AND RECEIVING
CLEAN ROOM
ELEC. ROOM
SHOP
MAINTENANCE ROOM
LAB
ELEC. ROOM
TOILET
SUITE "B-2"

	Suite Area			Common Area		Elec. Alloc.	Total	Shared Facilities
	1st Floor	2nd Floor	Total	1st Floor	C/D			
A	2,580	0	2,580	251	0	18	2,849	Common & Elect
B1	5,323	0	5,323	518	0	36	5,877	Common & Elect,
B2	432	3,480	3,912	381	0	26	4,319	Common, Middle Stair, East Stair & Elect
C	4,753	5,171	9,924	0	2,061	81	12,066	Common & West Stair & Elect & I.T.
D	2,710	1,509	4,219	0	876	34	5,129	Common & West Stair & Elect & I.T
TOTAL	15,798	10,160	25,958	1,150	2,937	195	30,240	

LEGEND: Shared Facilities

Common Area

0 4' 8' 16'

TARLTON

TEL. 650 . 330 . 3600
FAX. 650 . 330 . 3636

RENTABLE (DRIP-LINE) SQ. FT.	
1ST FLOOR	19,360 S.F.
2ND FLOOR	10,880 S.F.
ELEC.	195 S.F.
TOTAL	30,240 S.F.

FIRST FLOOR PLAN

DATE: 10/24/2016

MENLO PARK LABS

BUILDING 16
1505 ADAMS DRIVE, MENLO PARK

SUITE "C"
SUITE "B-2"
SUITE "D"
P.O.
BREAK ROOM
OPEN OFFICE
LAB
CONF.
CONF.
LAB
LAB
LAB
LAB
OPEN TO BELOW

	Suite Area			Common Area		Elec. Alloc.	Total	Shared Facilities
	1st Floor	2nd Floor	Total	1st Floor	C/D			
A	2,580	0	2,580	251	0	18	2,849	Common & Elect
B1	5,323	0	5,323	518	0	36	5,877	Common & Elect.
B2	432	3,480	3,912	381	0	26	4,319	Common, Middle Stair, East Stair & Elect
C	4,753	5,171	9,924	0	2,061	81	12,066	Common & West Stair & Elect & I.T.
D	2,710	1,509	4,219	0	876	34	5,129	Common & West Stair & Elect & I.T.
TOTAL	15,798	10,160	25,958	1,150	2,937	195	30,240	

LEGEND: Shared Facilities

Common Area

0 4' 8' 16'

TARLTON

TEL. 650 . 330 . 3600
FAX. 650 . 330 . 3636

RENTABLE (DRIP-LINE) SQ. FT.	
1ST FLOOR	19,360 S.F.
2ND FLOOR	10,880 S.F.
ELEC.	195 S.F.
TOTAL	30,240 S.F.

SECOND FLOOR PLAN

DATE: 10/24/2016

MENLO PARK LABS

BUILDING 16
1505 ADAMS DRIVE, MENLO PARK

EXHIBIT C

FURNITURE

CONSENT OF LESSOR TO SUBLEASE

THIS CONSENT OF LESSOR TO SUBLEASE (this “Consent”) executed this 14th day of December, 2016, by and among REFUGE BIOTECHNOLOGIES, INC., a Delaware corporation (“Lessee”), MENLO PREHC I, LLC, a Delaware limited liability company, MENLO PREPI I, LLC, a Delaware limited liability company, and TPI Investors 9, LLC, a California limited liability company, hereafter collectively referred to as (“Lessor” or “Master Lessor”), and BIOPHARMX, INC., a Nevada corporation (“Sublessee”).

A.Pursuant to that certain Lease dated October 18, 2016 (“Lease”) by and between Lessor and Lessee, Lessee leased certain premises consisting of approximately 17,195 rentable square feet at 1505 Adams Drive., Menlo Park, California (the “Premises”);

B.Lessee wishes to sublease approximately 12,066 rentable square feet (the  “Subleased Premises”) of the Premises to Sublessee; and

C.The Lease requires the consent of Lessor to a sublease thereof by Sublessor.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged here, the parties agree as follows:

1.Subject to the other terms of this Consent and Article 17 of the Lease, Lessor hereby consents to the sublease by Sublessor of the Subleased Premises pursuant to the Sublease between Sublessor and Sublessee dated November 17, 2016, a copy of which is attached to this Consent as Exhibit A (the “Sublease”).

2.This Consent does not amend or modify in any way the requirement in the Lease that Sublessor obtain Lessor's prior written consent to any subsequent assignment or sublease.

3.Sublessor and Sublessee shall not amend or modify the Sublease without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any extension of the term of the Sublease is subject to Lessor's prior written consent, which Lessor may withhold in its reasonable discretion; provided no extension beyond the Term of the Lease shall be permitted.

4.The Sublease is in all respects subordinate to the terms of the Lease. Neither the terms of the Sublease nor this Consent shall in any way be deemed to amend or modify the Lease. Insofar as any terms of the Sublease purport to amend or would amend or violate the specific terms of the Lease, the terms of the Lease shall control as between Lessor and Sublessee. If there shall be any conflict or inconsistency between this Consent and the Lease, this Consent shall control. Sublessee hereby agrees to not violate any of the provisions, covenants, and conditions set forth in the Lease which are applicable to the Subleased Premises and Lessor may enforce the foregoing obligation directly against Sublessee. Lessor’s obligations to Sublessee are only as expressly provided in this Consent. Nothing contained in this Consent shall be construed as a consent to, approval of, or ratification by Lessor of, any of the particular provisions in the Sublease.  Neither the Sublease nor this Consent shall release or discharge Sublessor from any liability under the Lease and Sublessor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants, and conditions set forth in the Lease on the part of Sublessor to be performed and observed.

5.Lessor assumes no contractual liability whatsoever on account of anything contained in the Sublease. Any rights of Sublessee under the Sublease may be enforced only against Sublessor, and Sublessee shall have no right to enforce any of Sublessor's obligations under the Sublease or Sublessor's rights under the Lease against Lessor by virtue of the Sublease, or this Consent.

6.Sublessee shall not occupy the Subleased Premises unless and until Lessor receives certificates of insurance evidencing coverage as required to be maintained by Sublessee pursuant to Section 12 of the Sublease. Lessor and Lessor's property manager, Tarlton Properties, Inc., and such other persons as Lessor may reasonably request shall be named as an additional insured with respect to liability arising out of the Lease or Sublease or the operations of Sublessee, or as loss payees, as applicable.

7.Lessor's execution of this Consent shall not be deemed a consent to any alterations of Sublessor or Sublessee which Sublessor or Sublessee may desire to make to the Subleased Premises. Notwithstanding anything to the contrary contained in the Sublease, the prior consent and approval of Lessor must be obtained with respect to any alterations, improvements or additions to the Subleased Premises in accordance with the terms of the Lease.

8.Notwithstanding any provisions of the Sublease, a termination of the Lease by Lessor pursuant to the specific terms of the Lease shall give no rights, remedies, damages or causes of action against Lessor, including but not limited to, any rights of occupancy in the Subleased Premises. Sublessor and Sublessee represent and warrant to Lessor that the Sublease attached to this Consent as Exhibit A is a true, correct and complete copy of the Sublease and represents the entire agreement of Sublessee and Sublessor with respect to the Subleased Premises.

9.In the event and during the existence of Sublessor's default under the provisions of the Lease (beyond expiration of all cure periods without cure), the Base Rent and Additional Rent due from Sublessee under the Sublease shall be deemed assigned to Lessor, and Lessor shall have the right, but not the obligation following and during the existence of such default (beyond expiration of all cure periods without cure), at any time at Lessor's option, to give notice of such assignment to Sublessee. Sublessee's payment to Lessor pursuant to such notice shall fully discharge its obligation to pay such amount to Sublessor. Lessor shall credit Sublessor with any Base Rent and Additional Rent received and retained by Lessor under such assignment, but the acceptance of any payment on account of Base Rent or Additional Rent from Sublessee as the result of any such default shall in no manner whatsoever be deemed a recognition of Sublessee's rights of occupancy or an attornment by Sublessee to Lessor, or serve to release Sublessor from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. In the event Lessor delivers a notice to default to Sublessor under the Lease, Lessor shall endeavor to concurrently deliver a copy of such notice of default to Sublessee, addressed to Sublessee at the Subleased Premises in accordance with the notice provisions of Section 16 of the Sublease, but Lessor shall not be in default or liable to Sublessee if it fails to do so.

10.Sublessor shall reimburse Lessor for the reasonable attorneys' fees incurred by Lessor in connection with the request for Lessor's consent to the Sublease, within thirty (30) days following Sublessor's receipt of an invoice therefor.

11.Subject to Lessor's indemnity in Section 12(b) of the Lease, Sublessor shall indemnify, defend (with counsel reasonably acceptable to Lessor) and hold Lessor, its parent, subsidiary and related corporations, officers, directors, shareholders, partners, members, managers, property managers, affiliates, employees, agents attorneys, successors and assigns harmless from and against any claims, losses, costs, liabilities, damages or expenses, including attorneys' fees or costs, which arise by virtue of: (i) Sublessee's occupancy of the Subleased

Premises or (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees. Sublessor hereby acknowledges and represents that, as of the date hereof, it is not in default of any of its obligations under the Lease (beyond expiration of all cure periods without cure) nor does any statement of facts exist that either with the giving of notice or passage of time, or both, would constitute a default.

12.Sublessor hereby represents:

(a) To Sublessor's actual knowledge, no default exists on the part of any party to the Lease.

(b) Sublessor knows of no defense or counterclaim to the enforcement of the Lease. To Sublessor's actual knowledge, Sublessor is not currently entitled to any reduction, offset or abatement of Rent payable under the Lease.

(c) To Sublessor's actual knowledge, Lessor has performed all work required to be performed by Lessor under the Lease in connection with the initial occupancy of the Subleased Premises.
(d) The Lease has not been assigned, encumbered, modified, extended or supplemented by Sublessor.

13.Sublessor and Sublessee jointly and severally agree to indemnify, defend (with counsel reasonably acceptable to Lessor) and hold Lessor, its parent, subsidiary and related corporations, officers, directors, shareholders, partners, members, managers, property managers, affiliates, employees, agents, attorneys, successors and assigns harmless from and against any claims, losses, costs, liabilities, damages or expenses, including attorneys' fees or costs, which arise by virtue of or incurred as a result of a claim by any person , or entity that it is entitled to a commission, finder's fee or like payment in connection with the Sublease or any related agreements or dealings.

14.If Sublessee is a corporation, partnership, trust, association or other entity, Sublessee and each person executing this Consent on behalf of Sublessee, hereby covenants and warrants that (a) Sublessee is duly incorporated or otherwise established or formed and validly exists under the laws of its state of incorporation, establishment or formation, (b) Sublessee has and is duly qualified to do business in the State in which the Subleased Premises is located, (c) Sublessor has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Consent and to perform all Sublessor's obligations under this Consent, and (d) each person (and all the persons if more than one signs) signing this Consent on behalf of Sublessor is duly and validly authorized to do so.

15. Subject to the terms of Section 17(j) of the Lease, the obligations of Lessor under this Consent and the Lease shall not be binding upon Lessor after the sale, conveyance, assignment or transfer of its interest in the Subleased Premises, and Sublessor and Sublessee shall look solely to the transferee for the satisfaction of such obligations. Any such transferee shall be deemed to have assumed all Lessor's obligations under this Consent and the Lease.

16.       Counterparts; Electronic Signatures. This Consent may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Consent and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if an a paper original of this Consent had been delivered had been signed using a handwritten signature.

Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Consent is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Consent based on the foregoing forms of signature. If this Consent has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

Acknowledged &
Accepted:	/s/ GK, BCW
Sublessee's Initials

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date set forth above.

LESSOR:		LESSEE:

REFUGE BIOTECHNOLOGIES, INC.,		MENLO PREHC I, LLC,
a Delaware corporation		a Delaware limited liability company

By:	/s/ Bing C. Wang	By:	PRINCIPAL REAL ESTATE
INVESTORS, LLC, a Delaware limited
Its:			liability company, its authorized signatory

		By:	/s/ Jeffrey D. Uittenbogaard
Investment Director
By:
SUBLESSEE:

BIOPHARMX, INC.,		MENLO PREPI I, LLC,
a Nevada corporation		a Delaware limited liability company

By:	/s/ Greg Kitchener	By:	PRINCIPAL REAL ESTATE
INVESTORS, LLC, a Delaware limited
Its:	CFO		liability company, its authorized signatory

		By:	/s/ Jeffrey D. Uittenbogaard
Investment Director
By:

TPI INVESTORS 9, LLC,
a California limited liability company,

		By:	/s/ John C. Tarlton
		Name:	John C. Tarlton
		Title:	Manager